As filed with the Securities and Exchange Commission on May 25, 1999
                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                    --------
                           JUNO ONLINE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                    133914547
   (State or other jurisdiction              (IRS Employer Identification No.)
  of incorporation or organization)

                                  1540 Broadway
                            New York, New York 10036
               (Address of principal executive offices) (Zip Code)
                                    --------

                            JUNO ONLINE SERVICES, INC.
                            1999 STOCK INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                    --------
                                Charles E. Ardai
                      President and Chief Executive Officer
                           Juno Online Services, Inc.
                                  1540 Broadway
                            New York, New York 10036
                     (Name and address of agent for service)
                                 (212) 597-9000
          (Telephone number, including area code, of agent for service)
                                    ---------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                 Proposed              Proposed
             Title of                                            Maximum               Maximum
            Securities                     Amount                Offering             Aggregate             Amount of
              to be                         to be                 Price                Offering            Registration
            Registered                  Registered(1)          per Share(2)            Price(2)                Fee
            ----------                  -------------          ------------            --------                ---
1999 Stock Incentive Plan
Common Stock, $0.01 par value         5,768,611 shares            $14.00             $80,760,554            $22,452

1999 Employee Stock Purchase Plan
Common Stock, $0.01 par value           555,556 shares            $14.00              $7,777,784             $2,163

                                                                                 Aggregate Registration Fee $24,615

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Juno Online Services, Inc. 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the highest proposed selling price per share of Registrant's Common Stock.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

            Juno Online Services, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Registration Statement No. 333-73449 on Form S-1 filed with the Commission on March 5, 1999 and as amended by Amendment No. 1 to the S-1 filed with the Commission on April 23, 1999, Amendment No. 2 to the S-1 filed with the commission on May 7, 1999 and Amendment No. 3 to the S-1 filed with the Commission on May 21, 1999;

      (b) The Registrant's prospectus filed with the Commission pursuant to Rule 424(a) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registrant's Registration Statement No. 333-73449, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1998; and

      (c) The Registrant's Registration Statement No. 000-26009 on Form 8-A filed with the Commission on May 10, 1999, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights, and provisions applicable to the Registrant's outstanding Common Stock.

            All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
        -------------------------

            Not Applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

            Not Applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

            The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

            Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provisions hall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

            At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

            In addition, the Registrant has entered into indemnification agreements with each of its directors and officers, pursuant to which the Registrant has agreed to indemnify such directors and officers to the fullest extent permitted by the DGCL.

Item 7. Exemption from Registration Claimed
        -----------------------------------

      Not Applicable.

Item 8. Exhibits
        --------

Exhibit Number          Exhibit
--------------          -------

  4               Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 000-26009 on
                  Form 8-A, together with the exhibits thereto, which are
                  incorporated herein by reference pursuant to Item 3(c) to this
                  Registration Statement.
  5               Opinion and Consent of Brobeck, Phleger & Harrison LLP.
  23.1            Consent of PricewaterhouseCoopers LLP, independent auditors.
  23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
  24              Power of Attorney.  Reference is made to page II-4 of this
                  Registration Statement.
  99.1            1999 Stock Incentive Plan.
  99.2            Form of Notice of Grant of Stock Option.
  99.3            Form of Stock Option Agreement.
  99.4            Form of Addendum to Stock Option Agreement (Involuntary
                  Termination Following Corporation Transaction/Change in
                  Control).
  99.5            Form of Addendum to Stock Option Agreement (Limited Stock
                  Appreciation Right).
  99.6            Form of Stock Issuance Agreement.
  99.7            Form of Addendum to Stock Issuance Agreement (Involuntary
                  Termination Following Corporation Transaction/Change in
                  Control).
  99.8            Form of Notice of Grant of Automatic Stock Option (Initial).
  99.9            Form of Notice of Grant of Automatic Stock Option (Annual).

  99.10           Form of Automatic Stock Option Agreement.
  99.11           1999 Employee Stock Purchase Plan.
  99.12           Form of Enrollment/Change Form.
  99.13           Form of Stock Purchase Agreement.

Item 9. Undertakings
        ------------

            A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan.

            B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 25th day of May, 1999.

                                    Juno Online Services, Inc.


                                    By: /s/ Charles E. Ardai
                                        ----------------------------------------
                                        Charles E. Ardai
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That each person whose signature appears below constitutes and appoints Charles E. Ardai, Richard Buchband and Richard M. Eaton, Jr., and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature               Title                                           Date
----------             -------                                         -------

/s/ Charles E. Ardai
---------------------   President, Chief Executive Officer          May 25, 1999
Charles E. Ardai        and Director (Principal Executive Officer)

/s/ Richard M. Eaton
---------------------   Chief Financial Officer and                 May 25, 1999
Richard M. Eaton, Jr.   Treasurer (Principal Financial
                        and Accounting Officer)

/s/ David E. Shaw
---------------------   Director                                    May 25, 1999
David E. Shaw

/s/ Edward J. Ryeom
---------------------   Director                                    May 25, 1999
Edward J. Ryeom

/s/ Louis K. Salkind
---------------------   Director                                    May 25, 1999
Louis K. Salkind

                                  EXHIBIT INDEX

Exhibit Number          Exhibit
--------------          -------

  4               Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 000-26009 on
                  Form 8-A, together with the exhibits thereto, which are
                  incorporated herein by reference pursuant to Item 3(c) to this
                  Registration Statement.
  5               Opinion and Consent of Brobeck, Phleger & Harrison LLP.
  23.1            Consent of PricewaterhouseCoopers LLP, independent auditors.
  23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
  24              Power of Attorney.  Reference is made to page II-4 of this
                  Registration Statement.
  99.1            1999 Stock Incentive Plan.
  99.2            Form of Notice of Grant of Stock Option.
  99.3            Form of Stock Option Agreement.
  99.4            Form of Addendum to Stock Option Agreement (Involuntary
                  Termination Following Corporation Transaction/Change in
                  Control).
  99.5            Form of Addendum to Stock Option Agreement (Limited Stock
                  Appreciation Right).
  99.6            Form of Stock Issuance Agreement.
  99.7            Form of Addendum to Stock Issuance Agreement (Involuntary
                  Termination Following Corporation Transaction/Change in
                  Control).
  99.8            Form of Notice of Grant of Automatic Stock Option (Initial).
  99.9            Form of Notice of Grant of Automatic Stock Option (Annual).
  99.10           Form of Automatic Stock Option Agreement.
  99.11           1999 Employee Stock Purchase Plan.
  99.12           Form of Enrollment/Change Form.
  99.13           Form of Stock Purchase Agreement.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                           JUNO ONLINE SERVICES, INC.